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                                                                     Exhibit 4.1


                                  GEO SUB CORP.
                                   (as Issuer)

                            11% SENIOR NOTES DUE 2012

                                   ----------

                                    INDENTURE

                            DATED AS OF MAY 18, 2004

                                   ----------

                         U.S. BANK NATIONAL ASSOCIATION

                                  (as Trustee)

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE...............................................1

     SECTION 1.1         Definitions...............................................................1
     SECTION 1.2         Other Definitions........................................................26
     SECTION 1.3         Incorporation by Reference of Trust Indenture Act........................28
     SECTION 1.4         Rules of Construction....................................................28

ARTICLE II THE NOTES..............................................................................29

     SECTION 2.1         Form and Dating..........................................................29
     SECTION 2.2         Execution and Authentication.............................................29
     SECTION 2.3         Registrar, Paying Agent and Depositary...................................30
     SECTION 2.4         Paying Agent to Hold Money in Trust......................................30
     SECTION 2.5         Holder Lists.............................................................30
     SECTION 2.6         Transfer and Exchange....................................................30
     SECTION 2.7         Replacement Notes........................................................42
     SECTION 2.8         Outstanding Notes........................................................42
     SECTION 2.9         Treasury Notes...........................................................42
     SECTION 2.10        Temporary Notes..........................................................42
     SECTION 2.11        Cancellation.............................................................43
     SECTION 2.12        Defaulted Interest.......................................................43
     SECTION 2.13        CUSIP Numbers............................................................44
     SECTION 2.14        Issuance of Additional Notes.............................................44

ARTICLE III REDEMPTION............................................................................44

     SECTION 3.1         Notices to Trustee.......................................................44
     SECTION 3.2         Selection of Notes to Be Redeemed........................................44
     SECTION 3.3         Notice of Redemption.....................................................45
     SECTION 3.4         Effect of Notice of Redemption...........................................45
     SECTION 3.5         Deposit of Redemption Price..............................................45
     SECTION 3.6         Notes Redeemed in Part...................................................46
     SECTION 3.7         Optional Redemption......................................................46
     SECTION 3.8         No Mandatory Redemption..................................................47

ARTICLE IV COVENANTS..............................................................................47

     SECTION 4.1         Payment of Notes.........................................................47
     SECTION 4.2         Maintenance of Office or Agency..........................................47
     SECTION 4.3         Commission Reports and Reports to Holders................................48
     SECTION 4.4         Compliance Certificate...................................................48
     SECTION 4.5         Taxes....................................................................49
     SECTION 4.6         Stay, Extension and Usury Laws...........................................49
     SECTION 4.7         Limitation on Incurrence Of Additional Indebtedness and
                         disqualified capital stock...............................................49
     SECTION 4.8         Limitation on Liens Securing Indebtedness................................51
     SECTION 4.9         Limitation on Restricted Payments........................................51
     SECTION 4.10        Limitation on Dividends and Other Payment Restrictions
                         Affecting Subsidiaries...................................................53
     SECTION 4.11        Limitation on Transactions with Affiliates...............................55
     SECTION 4.12        Limitation on Sale of Assets and Subsidiary Stock........................55
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     SECTION 4.13        Repurchase of Notes At The Option Of The Holder upon a
                         Change of Control........................................................58
     SECTION 4.14        Guarantors...............................................................60
     SECTION 4.15        Limitation On Status As Investment Company...............................60
     SECTION 4.16        Maintenance of Properties and Insurance..................................60
     SECTION 4.17        Corporate Existence......................................................60
     SECTION 4.18        Limitation on Lines of Business..........................................61
     SECTION 4.19        Limitation on Layering Indebtedness......................................61

ARTICLE V SUCCESSORS..............................................................................61

     SECTION 5.1         Merger, Consolidation or Sale of Assets..................................61
     SECTION 5.2         SUCCESOR CORPORATION SUBSTITUTED.........................................62

ARTICLE VI DEFAULTS AND REMEDIES..................................................................62

     SECTION 6.1         Events of Default........................................................62
     SECTION 6.2         Acceleration.............................................................63
     SECTION 6.3         Other Remedies...........................................................64
     SECTION 6.4         Waiver of Past Defaults..................................................64
     SECTION 6.5         Control by Majority......................................................65
     SECTION 6.6         Limitation on Suits......................................................65
     SECTION 6.7         Rights of Holders of Notes to Receive Payment............................65
     SECTION 6.8         Collection Suit by Trustee...............................................65
     SECTION 6.9         Trustee May File Proofs of Claim.........................................66
     SECTION 6.10        Priorities...............................................................66
     SECTION 6.11        Undertaking for Costs....................................................67

ARTICLE VII TRUSTEE...............................................................................67

     SECTION 7.1         Duties of Trustee........................................................67
     SECTION 7.2         Rights of Trustee........................................................68
     SECTION 7.3         Individual Rights of Trustee.............................................69
     SECTION 7.4         Trustee's Disclaimer.....................................................69
     SECTION 7.5         Notice of Defaults.......................................................69
     SECTION 7.6         Reports by Trustee to Holders of the Notes...............................69
     SECTION 7.7         Compensation and Indemnity...............................................70
     SECTION 7.8         Replacement of Trustee...................................................70
     SECTION 7.9         Successor Trustee by Merger, etc.........................................71
     SECTION 7.10        Eligibility; Disqualification............................................71
     SECTION 7.11        Preferential Collection of Claims Against Company........................72

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE AND SATISFACTION AND DISCHARGE..............72

     SECTION 8.1         Option to Effect Legal Defeasance or Covenant Defeasance.................72
     SECTION 8.2         Legal Defeasance and Discharge...........................................72
     SECTION 8.3         Covenant Defeasance......................................................73
     SECTION 8.4         Conditions to Legal or Covenant Defeasance...............................73
     SECTION 8.5         Deposited Money and Government Securities to be Held in Trust;
                         Other Miscellaneous Provisions...........................................74
     SECTION 8.6         Repayment to Company.....................................................75
     SECTION 8.7         Reinstatement............................................................75
     SECTION 8.8         SATISFACTION AND DISCHARGE...............................................76
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ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER.......................................................76

     SECTION 9.1         Without Consent of Holders of Notes......................................76
     SECTION 9.2         With Consent of Holders of Notes.........................................77
     SECTION 9.3         Compliance with Trust Indenture Act......................................79
     SECTION 9.4         Revocation and Effect of Consents........................................79
     SECTION 9.5         Notation on or Exchange of Notes.........................................79
     SECTION 9.6         Trustee to Sign Amendments, etc..........................................80

ARTICLE X GUARANTEES..............................................................................80

     SECTION 10.1        Guarantees...............................................................80
     SECTION 10.2        Execution and Delivery of Guarantees.....................................81
     SECTION 10.3        Guarantors May Consolidate, etc., on Certain Terms.......................82
     SECTION 10.4        Release of Guarantors....................................................82
     SECTION 10.5        Limitation of Guarantor's Liability; certain bankruptcy events...........83
     SECTION 10.6        Application of Certain Terms and Provisions to the  Guarantors...........83

ARTICLE XI MISCELLANEOUS..........................................................................84

     SECTION 11.1        Trust Indenture Act Controls.............................................84
     SECTION 11.2        Notices..................................................................84
     SECTION 11.3        Communication by Holders of Notes with Other Holders of Notes............85
     SECTION 11.4        Certificate and Opinion as to Conditions Precedent.......................85
     SECTION 11.5        Statements Required in Certificate or Opinion............................85
     SECTION 11.6        Rules by Trustee and Agents..............................................86
     SECTION 11.7        No Personal Liability of Directors, Officers,
                         Employees and Stockholders...............................................86
     SECTION 11.8        Governing Law............................................................86
     SECTION 11.9        No Adverse Interpretation of Other Agreements............................86
     SECTION 11.10       Successors...............................................................86
     SECTION 11.11       Severability.............................................................87
     SECTION 11.12       Counterpart Originals....................................................87
     SECTION 11.13       Table of Contents, Headings, Etc. .......................................87
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     INDENTURE, dated as of May 18, 2004, by and among GEO Sub Corp., a Delaware corporation (the "Issuer"), to be merged with and into Gundle/SLT Environmental,
Inc., a Delaware corporation (the "Company"), with the Company as the surviving corporation, U.S. Bank National Association, as trustee (including any successors thereto, the "Trustee"), and upon consummation of the Merger (as defined herein), the Company and the Guarantors (as defined herein).

     Pursuant to the Merger Agreement (as defined herein) the Issuer will be merged with and into the Company, with the Company as the surviving corporation and an indirect wholly owned subsidiary of Parent (as defined herein). Upon consummation of the Merger, the Company will assume the Issuer's obligations under this Indenture and will cause its Subsidiaries (as defined below) to become Guarantors to the extent required by this Indenture.

     Each party agrees as follows for the benefit of each other and for the benefit of the Holders of the 11% Senior Notes due 2012 (the "Series A Notes") and the 11% Series B Senior Notes due 2012 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                    ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1    DEFINITIONS

     "144A GLOBAL NOTE" means one or more Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "ACCRUED BANKRUPTCY INTEREST" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

     "ACQUIRED INDEBTEDNESS" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

     "ADDITIONAL NOTES" means additional Notes which may be issued after the Issue Date pursuant to this Indenture (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes). All references herein to "Notes" shall be deemed to include Additional Notes except as stated otherwise.

     "ACQUISITION" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person,

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directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; PROVIDED, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to possess control. Notwithstanding the foregoing, Affiliate shall not include Wholly Owned Subsidiaries.

     "APPLICABLE LEVERAGE RATIO" means, (1) with respect to any Incurrence Date on or after the Issue Date and on or prior to May 15, 2005, 5.25 to 1.0, (2) with respect to any Incurrence Date after May 15, 2005 and on or prior to May 15, 2006, 5.00 to 1.0, (3) with respect to any Incurrence Date after May 15, 2006 and on or prior to May 15, 2007, 4.75 to 1.0, (4) with respect to any Incurrence Date after May 15, 2007 and on or prior to May 15, 2008, 4.50 to 1.0, and (5) with respect to any Incurrence Date after May 15, 2008, 4.25 to 1.0.

     "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

     "APPLICABLE PREMIUM" means, with respect to the Notes at any Redemption Date, the greater of:

          (a)  1.0% of the principal amount of such Notes; and

          (b)  the excess of

               (i) the present value at such Redemption Date of (i) the redemption price of such Notes at May 15, 2008 (such redemption price being described under Section 3.7 hereof plus (ii) all accrued and unpaid interest required to be paid on such Notes through May 15, 2008, computed using a discount rate equal to the Treasury Rate plus 0.50% per annum, over

               (ii)      the principal amount of such Notes on such Redemption
Date.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

     "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

     "BANKRUPTCY CODE" means the United States Bankruptcy Code, codified at 11 U.S.C. Section 101-1330, as amended.

     "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

     "BENEFICIAL OWNER" or "BENEFICIAL OWNER," for purposes of the definition of Change of Control and Affiliate, has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

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     "BOARD OF DIRECTORS" means the board of directors of the Company or Parent, as applicable, or any committee of the board of directors authorized, with respect to any particular matter, to exercise the power of the board of directors of the Company or Parent, as applicable.

     "BROKER DEALER" means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "CAPITAL CONTRIBUTION" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of Qualified Capital Stock is given.

     "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "CASH EQUIVALENT" means:

          (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED, that the full faith and credit of the United States of America is pledged in support thereof), or

          (b) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million, or

          (c) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (a), (b), and (c) maturing within one year after the date of acquisition, or

          (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above, or

          (e) investments in money market or other mutual funds, 95% of whose assets comprise securities of the types described in clauses (a) through (d) above.

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     "CHANGE OF CONTROL" means: (1) Parent shall cease to own beneficially all of the Equity Interests of the Company, (2) prior to consummation of an Initial Public Offering the Permitted Holders shall cease to beneficially own, in the aggregate, a majority of the voting power of the Voting Equity Interests of Parent; or (3) following the consummation of an Initial Public Offering after the Issue Date, (A) any merger or consolidation of Parent with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of Parent or the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" (including any group that is deemed to be a "person") (other than the Permitted Holders) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the aggregate voting power of the Voting Equity Interests of the transferee(s) or surviving entity or entities, (B) any "person" (including any group that is deemed to be a "person") (other than the Permitted Holders) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the aggregate voting power of the Voting Equity Interests of Parent, (C) the Continuing Directors cease for any reason to constitute a majority of Parent's or the Company's Board of Directors then in office, (D) Parent or the Company adopts a plan of liquidation or (E) any merger or consolidation of Parent with or into another Person or the merger of another Person (other than the Permitted Holders) with or into Parent, or the sale of all or substantially all of the assets of Parent to another Person, if Parent's securities that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Company's Voting Equity Interests are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the Surviving Person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the Voting Equity Interests of the Surviving Person or transferee. As used in this definition, "person" (including any group that is deemed to be a "person") has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

     "CLEARSTREAM" means Clearstream Banking Luxembourg, or its successors.

     "COMMISSION" means the Securities and Exchange Commission.

     "CONSOLIDATED COVERAGE RATIO" of any Person on any date of determination (the "TRANSACTION DATE") means the ratio, on a PRO FORMA basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; PROVIDED, that for purposes of such calculation:

          (a) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

          (b) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

          (c) the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period

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or subsequent to the Reference Period and on or prior to the Transaction Date
(and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of the Reference Period, and

          (d) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a PRO FORMA basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

          (a) Consolidated income tax expense and any payments made to a parent entity pursuant to clause (h) of Section 4.9 hereof,

          (b)  Consolidated depreciation and amortization expense,

          (c)  Consolidated Fixed Charges,

          (d) without duplication, any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period,

          (e) fees and expenses incurred in connection with the Merger (including the related financing transactions), substantially as described in the Offering Memorandum, and

          (f)  Management Fees paid,

less (i) non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and (ii) the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the Equity Interest of the Company in such Subsidiary.

     "CONSOLIDATED FIXED CHARGES" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

          (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments (but excluding any non-cash

                                        5
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interest expense attributable to the movement in the mark to market valuation of
Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133--"Accounting for Derivative Instruments and Hedging Activities") or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period,

          (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries and other than those paid solely in Equity Interests other than Disqualified Capital Stock), and

          (c) the amount of dividends accrued or payable in respect of any Disqualified Capital Stock of such Person and its Subsidiaries (other than those paid solely in Equity Interests other than Disqualified Capital Stock).

     For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, minus an amount equal to any payments made to a parent entity pursuant to clause
(h) of Section 4.9 and adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

          (a) any payments and expenses in connection with the patent infringement litigation involving Poly-America, L.P., in an amount not to exceed the amount deposited as of the Issue Date pursuant to the Collateral Agreement, dated January 13, 2004, between the Company and Westchester Fire Insurance Company, agent, for itself and for Insurance Company of North America, Pacific Employers Insurance Company, and Indemnity Insurance Company of North America,

          (b) other than for purposes of calculating Consolidated Net Income pursuant to the first paragraph of Section 4.9 hereof, all gains or losses that are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain or loss, in each case, on an after tax basis realized from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

          (c) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's PRO RATA share of such Person's net income for such period,

          (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is

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not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary,

          (e) any goodwill impairment charges pursuant to Financial Accounting Standards Board Statement No. 142,

          (f)  the cumulative effect of a change in accounting principles, and

          (g) gains and losses due solely to fluctuations in currency values and the tax effects according to GAAP.

     "CONSOLIDATED SUBSIDIARY" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "CONSOLIDATION" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; PROVIDED that "Consolidation" will not include the consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

     "CONTINUING DIRECTOR" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Parent or the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or the Parent, if such agreement was approved by a vote of such majority of directors).

     "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

     "CREDIT AGREEMENT" means the credit agreement dated on or prior to the closing of the Merger, by and among the Company, certain of its Subsidiaries, certain financial institutions and UBS AG, Stamford Branch, as administrative agent, providing for (A) up to an aggregate $25.0 million term loan facility, and (B) up to an aggregate $40.0 million revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations initially entered into with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

          (a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

          (b) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,

          (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; PROVIDED, that on the date such Indebtedness is incurred it would not be prohibited by Section 4.7 hereof, or

          (d) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

     "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DEFINITIVE NOTE" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3, 4 and 8 thereof.

     "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" will mean or include such successor.

     "DISQUALIFIED CAPITAL STOCK" means with respect to any Person, (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the

Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as are required to be purchased pursuant to the provisions of Sections 4.12 and 4.13 hereof.

     "DISTRIBUTION COMPLIANCE PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

     "EQUITY INTERESTS" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

     "EUROCLEAR" means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.

     "EVENT OF LOSS" means, with respect to any property or asset, any (1) loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "EXCHANGE NOTES" means the Series B Notes issued in the Exchange Offer pursuant to Section 2.6(f) hereof.

     "EXCHANGE OFFER" shall have the meaning set forth in the Registration Rights Agreement.

     "EXCHANGE OFFER REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

     "EXEMPTED AFFILIATE TRANSACTION" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors and reasonable and customary directors fees, indemnification and similar arrangements, (b) transactions pursuant to the Executive Securities Agreements entered into in connection with the Merger that were disclosed in the Offering Memorandum, (c) dividends permitted under the terms of the covenant discussed above under "Limitation on Restricted Payments,"
(d) transactions solely between or among the Company and any of its Subsidiaries or solely among Subsidiaries of the Company, (e) payments to Affiliates as part of the Merger Consideration and Related Costs that were disclosed in the Offering Memorandum, (f) all sales of Qualified Capital Stock of the Company,
(g) the Management Agreement and, so long as no Default or Event of Default has occurred and is continuing, any payment or transaction contemplated thereby, (h) loans and advances permitted by clause (h) of the definition of "Permitted Investments," and (i) payment of any Tax Payments that are not prohibited by this Indenture.

     "EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date (after giving effect to the Merger and the Related Financing Transactions, substantially as described in the Offering Memorandum), reduced to the extent such amounts are repaid, refinanced or retired.

     "FOREIGN SUBSIDIARY" means any Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

     "FOREIGN SUBSIDIARY CREDIT AGREEMENTS" shall mean (i) the Demand Operating Facility Agreement, dated as of June 5, 2003, between The Toronto-Dominion Bank and Bentofix Technologies, Inc., (ii) the Loan Agreement, by way of confirmatory bank letter dated November 19, 2002, between Commerzbank AG and GSE Lining Technology GmbH and (iii) the Loan Agreement, by way of confirmatory bank letter dated September 28, 2001, between Deutsche Bank and GSE Lining Technology GmbH,
(iv) the Overdraft Contract, dated as of June 29, 2003, between National Societe General Bank and Hyma GSE Manufacturing Company (in the amount of L.E. 5,000,000, guaranteed by commercial papers) and (v) the Overdraft Contract, dated as of June 29, 2003, between National Societe General Bank and Hyma GSE Manufacturing Company (in the amount of L.E. 10,000,000, guaranteed by time deposits), in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Foreign Subsidiary Credit Agreements" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Foreign Subsidiary Credit Agreements and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Foreign Subsidiary Credit Agreement and all refundings, refinancings and replacements of any Foreign Subsidiary Credit Agreement, including any agreement:

          (a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

          (b) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Foreign Subsidiaries and their respective successors and assigns,

          (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 4.7 hereof, or

          (d) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

     "GLOBAL NOTES" means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 3, 4 and 8 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

     "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.6(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

     "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. When used with respect to the Notes, a "Guarantee" means a guarantee by the Guarantors of all or any part of the Notes, in accordance with
Article X hereof.

     "GUARANTOR" means each of the Company's present and future Subsidiaries that at the time are guarantors of the Notes in accordance with this Indenture.

     "HOLDER" means a Person in whose name a Note is registered on the Registrar's books.

     "INDEBTEDNESS" of any Person means, without duplication,

          (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to any of the assets of such Person), (2) evidenced by bonds, notes, debentures or similar instruments, or (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

          (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

          (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

          (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person;

          (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

          (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "INDIRECT PARTICIPANT" means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

     "INITIAL PUBLIC OFFERING" means an underwritten public offering of common stock of Parent in which gross proceeds to Parent are at least $50.0 million.

     "INITIAL PURCHASERS" mean the initial purchasers of the Series A Notes under the Purchase Agreement, dated May 13, 2004, with respect to the Series A Notes.

     "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

     "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Notes.

     "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "INVESTMENT" by any Person in any other Person means (without duplication):

          (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person;

          (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment (other than a commitment that is expressly subject to compliance with the terms of this Indenture) to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

          (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by Section 4.7 hereof, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

          (d) the making of any capital contribution by such Person to such other Person; and

          (e) the designation by the Board of Directors of any Person to be an Unrestricted Subsidiary.

     The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was required to be a Guarantor if, upon the issuance, sale or other disposition of any portion of the Company's or the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Guarantor. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

     "ISSUE DATE" means the date of first issuance of the Notes under this Indenture.

     "LEVERAGE RATIO" on any date of determination (the "Determination Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis to (b) the aggregate amount of Consolidated EBITDA of the Company attributable to continuing operations and business (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; PROVIDED, that for purposes of calculating Consolidated EBITDA for this Leverage Ratio definition, (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Determination Date shall be assumed to have occurred on the first day of the Reference Period, (2) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (3) the incurrence of any Indebtedness (including the issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Determination Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Determination Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Determination Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, (5) proceeds from business interruption insurance shall be added to Consolidated EBITDA (to the extent deducted in determining Consolidated Net Income) for such Reference Period, (6) any non-cash charge outside the ordinary course of business that results in an accrual of a reserve for cash charges in any future period shall be added to Consolidated EBITDA (to the extent deducted in determining Consolidated Net Income) in such Reference Period, and (7) any reversal during such Reference Period of any reserve or any payment during such Reference Period of any amount that was reserved as described in clause (6) above (whether or not during the Reference Period with respect to the accrual of such reserve) shall be subtracted from Consolidated EBITDA; PROVIDED FURTHER, that for purposes of calculating Indebtedness for this definition, the parenthetical in clause (a)(3) of the definition of Indebtedness shall be replaced in its entirety with the following: "(other than trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days, unless such trade accounts payable are being contested in good faith)."

     "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company (if necessary) and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "MANAGEMENT AGREEMENT" means that certain agreement among Parent, the Company and CHS Management IV LP, substantially in the form attached as Exhibit F to this Indenture, as amended from time to time in a manner not, when considered as a whole, materially less favorable to the Company and its subsidiaries and the Holders.

     "MANAGEMENT FEES" means: (a) payments of (i) up to $2.0 million in any twelve-month period to CHS Management IV LP for management, consulting and financial planning services, and (b) reimbursement of reasonable out-of-pocket expenses of CHS Management IV LP, in each case, pursuant to the Management Agreement.

     "MERGER" means the merger of the Issuer with and into the Company pursuant to the Merger Agreement.

     "MERGER AGREEMENT" means the Plan and Agreement of Merger, dated as of December 31, 2003, by and among GEO Holdings Corp., a Delaware corporation, the Issuer, and the Company as in effect on the Issue Date, without giving effect to any amendment thereto or waiver thereof after the Issue Date.

     "MERGER CONSIDERATION AND RELATED COSTS" means: (1) the cash consideration for the Merger payable to holders of the Company's common stock and options to purchase common stock pursuant to the Merger Agreement as described in the Offering Memorandum; and (2) all fees and expenses related to the foregoing and payable in connection with the Merger and Related Financing Transactions, in each case, substantially as described in the Offering Memorandum.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock or a Capital Contribution and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses, including, without limitation, the fees and expenses of counsel and investment banking fees and expenses, incurred as a result thereof incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

     "NOTES CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "OBLIGATION" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Notes or this Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

     "OFFERING" means the offering of the Notes by the Company.

     "OFFERING MEMORANDUM" means the offering memorandum, dated May 13, 2004, relating to the offering of the Notes.

     "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, the Principal Accounting Officer, or any Vice President of such Person.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company or any Guarantor by two Officers of the Company or such Guarantor, one of whom must be Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, the Principal Accounting Officer, or any Vice President of the Company or such Guarantor, that meets the requirements of Sections 11.4 and 11.5 hereof.

     "OPINION OF COUNSEL" means an opinion from legal counsel, that meets the requirements of Sections 11.4 and 11.5 hereof, which opinion may be subject to customary assumptions, limitations and qualifications. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

     "PARENT" means GEO Holdings Corp., a Delaware corporation, or its successor.

     "PARENT ENTITY" means a Person that holds Voting Equity Interests of the Company with voting power, in the aggregate, at least equal to the voting power of the Voting Equity Interests of the Company held by the Permitted Holders on the Issue Date.

     "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

     "PERMITTED HOLDERS" means Code Hennessy & Simmons LLC and any of its Affiliates.

     "PERMITTED INDEBTEDNESS" means that:

          (a) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees issued pursuant to this Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

          (b) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Existing Indebtedness or any Indebtedness (including Disqualified Capital Stock) described in clause (a) or incurred pursuant to the Debt Incurrence Ratio test set forth in Section 4.7 hereof, or which was refinanced pursuant to this clause (b);

          (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and bid, performance, completion, guarantee, surety and similar bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), in each case, in the ordinary course of business in accordance with customary industry practices;

          (d) the Company and its Subsidiaries may incur Indebtedness solely in respect of workers' compensation claims (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness) in the ordinary course of business in accordance with customary industry practices;

          (e) the Company may incur Indebtedness owed to (borrowed from) any Guarantor, and any Guarantor may incur Indebtedness owed to (borrowed from) any other Guarantor or the Company; PROVIDED, that in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the Notes and any event that causes such Guarantor no longer to be a Guarantor respectively (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to Section 4.7 hereof;

          (f) any Guarantor may guaranty any Indebtedness of the Company or another Guarantor that was permitted to be incurred pursuant to this Indenture, substantially concurrently with such incurrence or at the time such Person becomes a Subsidiary;

          (g) the Company may incur Indebtedness owed to (borrowed from) any Foreign Subsidiary and any Foreign Subsidiary may incur Indebtedness owed to (borrowed from) any other Foreign Subsidiary; PROVIDED, that in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the Notes and any event that causes such Foreign Subsidiary to no longer be a Foreign Subsidiary shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to Section 4.7 hereof;

          (h) the Company and the Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; PROVIDED, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

          (i) the Company may incur Indebtedness, the net proceeds of which are used to satisfy, defease, or discharge the Notes as provided under Article VIII hereof;

          (j) the Company and the Subsidiaries may incur Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within ten Business Days; and

          (k) a Receivables Subsidiary may incur Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person and is not otherwise such Person's legal liability.

     "PERMITTED INVESTMENT" means:

          (a)  any Investment in any of the Notes;

          (b)  any Investment in cash or Cash Equivalents;

          (c) any Investment by the Company or any Guarantor (i) in the Company or any Guarantor or (ii) in a Person in a Related Business if as a result of such Investment such Person becomes a Guarantor or such Person is merged with or into the Company or a Guarantor;

          (d) other Investments in any Person or Persons, PROVIDED, that after giving PRO FORMA effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (d) that are outstanding (after giving effect to any such Investments that are returned to the Company or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (d) in such Person), at any time does not in the aggregate exceed $10.0 million (measured by the value attributed to the Investment at the time made or returned, as applicable);

          (e) any Investment in any Person solely in exchange for Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of the Company's Qualified Capital Stock;

          (f) Investment in Foreign Subsidiaries, PROVIDED, that after giving PRO FORMA effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (f) that are outstanding (after giving effect to any such Investments that are returned to the Company or the Guarantor or Foreign Subsidiary that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not in the aggregate exceed $10.0 million (measured by the value attributed to the Investment at the time made or returned, as applicable);

          (g) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12 hereof;

          (h) loans and advances to directors, employees and officers of the Company and the Restricted Subsidiaries for bona fide business purposes or to purchase Equity Interests of the Company, not in excess of $2.0 million at any one time outstanding;

          (i)  Investments of the Company on the Issue Date;

          (j) any Investment by the Company or any Guarantor in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; PROVIDED that each such Investment is in the form of a Purchase Money Note, an equity interest or interests in accounts receivables generated by the Company or any of the Guarantors; and

          (k)  any Investment in a Foreign Subsidiary by a Foreign Subsidiary.

     "PERMITTED LIEN" means:

          (a)  Liens existing on the Issue Date;

          (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (c) statutory Liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

          (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (h)  Liens securing the Notes;

          (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, PROVIDED, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

          (j) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to Section 4.7 hereof, PROVIDED such Liens relate solely to the property which is subject to such Purchase Money Indebtedness;

          (k) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

          (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders than the terms of the Liens securing such refinanced Indebtedness, and PROVIDED that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

          (n) Liens securing Indebtedness incurred under the Credit Agreement in accordance with clause (c) of Section 4.7 hereof;

          (o) Liens securing Indebtedness of any Foreign Subsidiary incurred in accordance with clause (d) of Section 4.7 hereof;

          (p)  Liens in favor of the Company or any Guarantor;

          (q) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

          (r) banker's Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Company or any Guarantor in accordance with the provisions of this Indenture or applicable security documents, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owning to such bank with respect to cash management and operating Interest Swap and account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (s) Liens securing Interest Swap and Hedging Obligations of the type described in clause (h) of the definition of "Permitted Indebtedness;"

          (t) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; and

          (u) other Liens securing obligations in an aggregate amount not to exceed $5.0 million at any time outstanding.

     "PERSON" or "PERSON" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "PREFERRED STOCK" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

     "PRIVATE PLACEMENT LEGAND" means the legend set forth in Section 2.6(g)(i) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

     "PRO FORMA" or "PRO FORMA" shall have the meaning set forth in Regulation S-X of the Securities Act unless otherwise specifically stated herein.

     "PURCHASE MONEY INDEBTEDNESS" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred concurrently within 180 days following with acquisition, construction, installation or improvement and is secured only by the assets so financed.

     "PURCHASE MONEY NOTE" means a promissory note that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of a Qualified Receivables Transaction.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "QUALIFIED EQUITY OFFERING" means any public or private sale of (i) Qualified Capital Stock by the Company other than to an Affiliate or (ii) Capital Stock by the Parent where the Net Cash Proceeds of such sale are contributed to the Company as a Capital Contribution substantially concurrently therewith, and in each case, other than public offerings registered on a Form S-8.

     "QUALIFIED EXCHANGE" means:

          (a) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary) or, to the extent used to retire Indebtedness (other than Disqualified Capital Stock) of the Company issued on or after the Issue Date, Subordinated Refinancing Indebtedness of the Company,

          (b) any issuance of Qualified Capital Stock of the Company in exchange for any Capital Stock or Indebtedness of the Company, or

          (c) any issuance of Subordinated Refinancing Indebtedness of the Company in exchange for Indebtedness (other than Disqualified Capital Stock) of the Company.

     "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company, any Guarantor or any Receivables Subsidiary pursuant to which the Company, any Guarantor or any Receivables Subsidiary may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (a) a Receivables Subsidiary (in the case of a transfer or encumbrancing by the Company or any Guarantor) and (b) any other Person (solely in the case of a transfer or encumbrancing by a Receivables Subsidiary), solely accounts receivable (whether now existing or arising in the future) of the Company or any Guarantor which arose in the ordinary course of business of the Company or any Guarantor, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "RECEIVABLES SUBSIDIARY" means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary:

          (a) no portion of any Indebtedness or any other obligations (contingent or otherwise) of which, directly or indirectly, contingently or otherwise, (1) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal or premium of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, or (3) subjects any property or asset of the Company or any other Subsidiary of the Company to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction,

          (b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than those customarily entered into in connection with Qualified Receivables Transactions, and

          (c) with which neither the Company nor any other Subsidiary of the Company has any obligation, directly or indirectly, contingently or otherwise, to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results.

     Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "RECORD DATE" means a Record Date specified in the Notes, whether or not such date is a Business Day.

     "RECOURSE INDEBTEDNESS" means Indebtedness (a) as to which either the Company or any of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) any default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "REFERENCE PERIOD" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

     "REFINANCING INDEBTEDNESS" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; PROVIDED, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and
(D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

     "REG S PERMANENT GLOBAL NOTE" means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

     "REG S TEMPORARY GLOBAL NOTE" means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "REG S TEMPORARY GLOBAL NOTE LEGEND" means the legend set forth in Section 2.6(g)(iii) hereof, which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "REGULATION S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     "REGULATION S GLOBAL NOTE" means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

     "RELATED BUSINESS" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors are materially related businesses.

     "RELATED BUSINESS ASSET" means assets (except in connection with the acquisition of a Subsidiary in a Related Business that becomes a Guarantor, other than notes, bonds, obligations and securities) that, in the good faith reasonable judgment of the Board of Directors, will immediately constitute, be a part of, or be used in, a Related Business of the Company or a Subsidiary.

     "RELATED FINANCING TRANSACTIONS" means the financing transactions in connection with the consummation of the Merger, as described in the Offering Memorandum.

     "RESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

     "RESTRICTED GLOBAL NOTE" means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; PROVIDED, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

     "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than Permitted Investments.

     "RESTRICTED PAYMENT" means, with respect to any Person:

          (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent of such Person, which, for purposes hereof, expressly includes the payment of any management fees (including the Management Fees or any comparable fees, reimbursements or payments of out-of-pocket expenses) by such Person to any Person who either owns any Equity Interests of the Company or Parent or who is an Affiliate of any such Person,

          (b) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any parent of such Person,

          (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness (other than the Notes), directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, and

          (d)  any Restricted Investment by such Person.

PROVIDED, HOWEVER, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, (2) any dividend, distribution or other payment to the Company, or to any of the Guarantors, by the Company or any of its Subsidiaries and any Investment in any Guarantor by the Company or any Subsidiary or (3) the payment of the Merger Consideration and Related Costs.

     "RULE 144" means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     "RULE 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "SPECIAL RECORD DATE" means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

     "STATED MATURITY," when used with respect to any Note, means May 15, 2012.

     "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto ("CONTRACTUALLY") to the Notes or such Guarantee, as applicable, in any respect.

     "SUBSIDIARY," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and
(2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "TRANSFER RESTRICTED NOTES" means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

     "TREASURY RATE" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15(519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) closest to the period from the Redemption Date to May 15, 2008; PROVIDED, HOWEVER, that if the period from the Redemption Date to May 15, 2008, is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that, if the period from the Redemption Date to May 15, 2008 is less than one year, then the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

     "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

     "UNRESTRICTED GLOBAL NOTE" means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

     "UNRESTRICTED SUBSIDIARY" means any subsidiary of the Company that does not directly, indirectly or beneficially own any Capital Stock of, and Subordinated Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors); PROVIDED, that such Subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, PROVIDED, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a PRO FORMA basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7 hereof. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "VOTING EQUITY INTERESTS" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

     "WHOLLY OWNED SUBSIDIARY" means (i) GSE Clay Lining Technology Co., so long as the Company continues to own at least 99% of its Equity Interests or (ii) a Subsidiary all the Equity Interests of which (other than directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one equityholder, but which interest (except for such interests held on the Issue Date) is not in excess of what is required for such purpose) are owned by the Company or one or more Wholly Owned Subsidiaries of the Company or a combination thereof.

SECTION 1.2    OTHER DEFINITIONS

             Term                                     Defined in Section
             ----                                     ------------------
             "Acceleration Notice"                    6.2(a)
             "Affiliate Transaction"                  4.11
             "Asset Sale"                             4.12
             "Asset Sale Amount"                      4.12
             "Asset Sale Offer"                       4.12
             "Asset Sale Offer Amount"                4.12
             "Asset Sale Offer Price"                 4.12
             "Asset Sale Offer Period"                4.12
             "Authentication Order"                   2.2
             "Benefited Party"                        10.1
             "Change of Control Offer"                4.13
             "Change of Control Offer Period"         4.13
             "Change of Control Purchase Date"        4.13
             "Change of Control Purchase Price"       4.13
             "Change of Control Redemption Date"      3.7(c)
             "Company"                                Preamble
             "Company Affiliated Group"               4.9(h)
             "Covenant Defeasance"                    8.3
             "Debt Incurrence Ratio"                  4.7

             "Defaulted Interest"                     2.12
             "Determination Date"                     Definition of "Leverage Ratio"
             "Discharge"                              Definition of "Consolidated
                                                      Coverage Ratio"
             "DTC"                                    2.3
             "Excess Proceeds"                        4.12
             "Guarantee Obligations"                  10.1
             "incur" or "incurrence"                  4.7
             "Incurrence Date"                        4.7
             "Investment Company Act"                 4.15
             "Issuer"                                 Preamble
             "Legal Defeasance"                       8.2
             "Notes"                                  Preamble
             "Paying Agent"                           2.3
             "Payment Default"                        6.4
             "Redemption Date"                        9.2
             "Registrar"                              2.3
             "Refinancing"                            Definition of "Refinancing
                                                      Indebtedness"
             "Series A Notes"                         Preamble
             "Series B Notes"                         Preamble
             "Tax Payment"                            4.9(h)

             "Transaction Date"                       Definition of "Consolidated
                                                      Coverage Ratio"
             "Trustee"                                Preamble

SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

     The following TIA term used in this Indenture has the following meaning:

     "OBLIGOR" on the Notes means the Company, each Guarantor and any successor obligor on the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4    RULES OF CONSTRUCTION

     Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)  "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e)  provisions apply to successive events and transactions;

          (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (g) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

          (h) calculation of amounts for purposes of any provision of this Indenture shall be without duplication of amounts otherwise included in such calculation; and

          (i) any amount requiring calculation of a U.S. dollar-equivalent of a currency other than U.S. dollars shall be based on the exchange rate in effect at the time of the transaction or calculation, as applicable, without regard to subsequent fluctuations in such exchange rate.

                                   ARTICLE II
                                    THE NOTES

SECTION 2.1    FORM AND DATING

          (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

          (c) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking Luxembourg" and "Customer Handbook" of Clearstream in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.2    EXECUTION AND AUTHENTICATION

     An Officer shall sign the Notes for the Company by manual or facsimile signature. In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $150,000,000 in aggregate principal amount. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.3    REGISTRAR, PAYING AGENT AND DEPOSITARY

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5    HOLDER LISTS

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6    TRANSFER AND EXCHANGE

          (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that
(x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary within 120 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Reg S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

          (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

               (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (b)(i) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

               (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                      (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                      (B) if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

               (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and
Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company (or such other certification as the Company or its counsel determines to be required under applicable laws);

                      (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)  TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE
NOTES.

               (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                      (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                      (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                      (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule

144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                      (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                      (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                      (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and
Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company (or such other certification as the Company or its counsel determines to be required under applicable law);

                      (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

               (iv) TRANSFER OR EXCHANGE OF REG S TEMPORARY GLOBAL NOTES. Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (d)  TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL
INTERESTS.

               (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                      (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                      (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

               (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and
Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company (or such other certifications as the Company or its counsel determines to be required under applicable law);

                      (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
(1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this
Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

               (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                      (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                      (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

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                      (A)     such exchange or transfer is effected pursuant to
the Exchange Offer in accordance with the Registration Rights Agreement and
Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company (or such other certification as the Company or its counsel determines to be required under applicable law);

                      (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company (or such other certification as the Company or its counsel determines to be required under applicable law), and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(ii) hereof and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the

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

Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i)       PRIVATE PLACEMENT LEGEND.

                      (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
     ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR
     (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                      (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
(d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) GLOBAL NOTE LEGEND. To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT

     TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
     SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

     "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

               (iii) REG S TEMPORARY GLOBAL NOTE LEGEND. To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with
Section 2.2 hereof or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.12 and 4.13 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v)       Neither the Registrar nor the Company shall be required
(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

     Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 2.7    REPLACEMENT NOTES

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8    OUTSTANDING NOTES

     The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. If the principal amount of any
Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9    TREASURY NOTES

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10   TEMPORARY NOTES

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11   CANCELLATION

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12   DEFAULTED INTEREST

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

     Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13   CUSIP NUMBERS

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 2.14   ISSUANCE OF ADDITIONAL NOTES

     The Company may, subject to Section 4.7 hereof and applicable law, issue Additional Notes under this Indenture. The Notes issued on the Issue Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                   ARTICLE III
                                   REDEMPTION

SECTION 3.1    NOTICES TO TRUSTEE

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2    SELECTION OF NOTES TO BE REDEEMED

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes pursuant to the rules of DTC, if applicable, or on a PRO RATA basis. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such

Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3    NOTICE OF REDEMPTION

     Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION

     Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5    DEPOSIT OF REDEMPTION PRICE

          (a) On the Business Day immediately prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

          (b) If the Company complies with the provisions of the clause (a) of this Section 3.5, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6    NOTES REDEEMED IN PART

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7    OPTIONAL REDEMPTION

          (a) Except as set forth in clauses (b) and (c) of this Section 3.7, the Company shall not have the right to redeem any Notes pursuant to this
Section 3.7 prior to May 15, 2008. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on or after May 15, 2008, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing May 15 of the years indicated below, in each case together with accrued and unpaid interest (and Liquidated Damages, if any), thereon to the date of redemption of the Notes (the "Redemption Date"):

              YEAR                        PERCENTAGE
              ----                        ----------
              2008                        105.500%
              2009                        102.750%
              2010 and thereafter         100.000%

          (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time or from time to time on or prior to May 15, 2007 upon one or more Qualified Equity Offerings, up to 35% of the aggregate principal amount of the Notes issued pursuant to this Indenture (only as necessary to avoid any duplication, excluding any replacement Notes) may be redeemed at the Company's option within 90 days of the closing of any such Qualified Equity Offering from the Net Cash Proceeds of such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, at a redemption price equal to 111.0% of principal, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the Redemption Date; provided, however, that immediately following each such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture on the Issue Date remain outstanding (only as necessary to avoid any duplication, excluding any replacement Notes).

          (c) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time prior to May 15, 2008, the Notes issued pursuant to this Indenture may be redeemed as a whole at the Company's option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, including Liquidated Damages, if any, to the Redemption Date.

          (d) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.8    NO MANDATORY REDEMPTION

     The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.1    PAYMENT OF NOTES

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and herein.

     The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3 hereof.

SECTION 4.3    COMMISSION REPORTS AND REPORTS TO HOLDERS

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company will deliver to the Trustee and to each Holder of Notes, within 5 days after the Company is or would have been (if the Company was subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, from and after the consummation of the Exchange Offer unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

SECTION 4.4    COMPLIANCE CERTIFICATE

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company and its Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5    TAXES

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

SECTION 4.6    STAY, EXTENSION AND USURY LAWS

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

     Except as set forth in this Section 4.7, the Company shall not and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of the Company's Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

     Notwithstanding the foregoing if:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to such incurrence of Indebtedness and the use of the proceeds thereof, and

          (2) on the date of such incurrence (the "Incurrence Date"), (x) the Company's Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a PRO FORMA basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least
2.00 to 1.00 (the "DEBT INCURRENCE RATIO"), and (y) the Company's Leverage Ration does not exceed the Applicable Leverage Ratio,

then the Company and the Guarantors may incur such Indebtedness (including Disqualified Capital Stock).

     In addition, the foregoing limitations of the first paragraph of this
Section 4.7 will not prohibit:

          (a) the Company's incurrence or the incurrence by any Guarantor of Purchase Money Indebtedness; provided, that

               (i) the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) shall not exceed $10.0 million, and

               (ii) in each case, such Indebtedness shall not constitute more than 100% of the Company's cost or the cost to such Guarantor (determined in accordance with GAAP in good faith by the Company's Board of Directors), as applicable, of the property so purchased, constructed, improved or leased;

          (b) the Company's incurrence or the incurrence by any Foreign Subsidiary or any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $20.0 million;

          (c) the Company's incurrence or the incurrence by any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (c) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to (v) the greater of (i) $65.0 million and (ii) the sum of
(A) 85% of the book value of the accounts receivable plus (B) 65% of the book value of inventory, in each of clauses (A) and (B), of the Company and the Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP, reduced by (w) the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (b) of the second paragraph of Section 4.12 hereof or (2) assumed by a transferee in an Asset Sale, and further reduced by (x) the aggregate amount of any reduction or elimination of any commitment under any Credit Facility resulting from or relating to the formation of a Receivables Subsidiary or the consummation of any Qualified Receivables Transaction, and further reduced by (y) the aggregate amount of all mandatory principal payments and prepayments in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replacement or refinancing thereof) actually made, and further reduced by (z) the aggregate amount of any permanent reduction or elimination of any commitment in respect of term loans or any revolving credit facility thereunder; PROVIDED, THAT, in no event shall the amount of Indebtedness incurred and outstanding pursuant to this clause (c) exceed $75.0 million; or

          (d) the incurrence by a Foreign Subsidiary of Indebtedness pursuant to the Foreign Subsidiary Credit Agreements in an aggregate principal amount incurred and outstanding at any time pursuant to this paragraph (d) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $10.0 million (or the equivalent thereof, at the time of incurrence, in the applicable foreign currency), minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (b) of the second paragraph of
Section 4.12 hereof or (2) assumed by a transferee of an Asset Sale so long as neither the Company nor such Guarantor continues to be an obligor under such Indebtedness.

          Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of the Company's Subsidiaries (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or one of the Company's Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of the Company's Subsidiaries or is merged with or into or consolidated with the Company or one of the Company's Subsidiaries as applicable.

          Notwithstanding any other provision of this Section 4.7, but only to avoid duplication, a guarantee of the Company's Indebtedness or of the Indebtedness of a Guarantor incurred in accordance with the terms of this Indenture (other than Indebtedness incurred pursuant to clauses (a) and (d) hereof) issued at the time such Indebtedness was incurred or, if later, at the time the guarantor thereof became one of the Company's Subsidiaries, will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence the Company may designate (and later redesignate) pursuant to which provision of this Section 4.7 any Indebtedness is being incurred and the Company may subdivide an amount of Indebtedness and designate (and later redesignate) more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.7, except as stated otherwise in the foregoing provisions.

SECTION 4.8    LIMITATION ON LIENS SECURING INDEBTEDNESS

          The Company shall not and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of the Company's Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom securing any of the Company's Indebtedness or any Indebtedness of any Guarantor, unless the Company provides, and causes the Company's Subsidiaries to provide, concurrently therewith, that the Notes and the applicable Guarantees are equally and ratably so secured for so long as such other Indebtedness is secured by such Lien; PROVIDED that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the Notes (and any related applicable Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes (and any related applicable Guarantees), and PROVIDED, FURTHER, that this clause shall not be applicable to any Liens securing any such Indebtedness which became the Company's Indebtedness pursuant to a transaction subject to the provisions of Section 5.1 hereof, or which constitutes Acquired Indebtedness and which in either case were in existence at the time of such transaction (unless such Indebtedness was incurred or such Lien created in connection with or in contemplation of, such transaction), so long as such Liens do not extend to or cover any of the Company's property or assets or any property or assets of any of the Company's Subsidiaries other than property or assets acquired in such transaction.

SECTION 4.9                LIMITATION ON RESTRICTED PAYMENTS

     The Company shall not and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of the Company's Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a PRO FORMA basis:

          (1) a Default or an Event of Default shall have occurred and be continuing,

          (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in
Section 4.7 hereof; or

          (3) the aggregate amount of all Restricted Payments made by the Company and the Company's Subsidiaries, including after giving effect to such proposed Restricted Payment on and after the Issue Date, would exceed, without duplication, the sum of:

               (i) 50% of the Company's aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Company's consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the Commission (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

               (ii) the aggregate Net Cash Proceeds received by the Company from a Capital Contribution or from the sale of the Company's Qualified Capital Stock (other than (i) to one of the Company's Subsidiaries and (ii) to the extent applied in connection with a Qualified Exchange or a Permitted Investment pursuant to clause (e) of the definition thereof or, to avoid duplication, otherwise given credit for in any provision of the following paragraph), after the Issue Date, plus

               (iii) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from cash distributions on or cash repayments of any Investment, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

     The foregoing clauses (2) and (3) of the immediately preceding paragraph of this Section 4.9, however, will not prohibit:

          (a) payments to Parent to permit Parent, and which are used by Parent, to redeem Equity Interests of Parent, or payments to redeem Equity Interests of the Company, in each case, held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) thereof, upon their death, disability, retirement, severance or termination of employment or service; PROVIDED that the aggregate cash consideration paid for all such redemptions shall not exceed in any calendar year the sum of (x) the net cash proceeds of any "key-man" life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (a), PLUS (y) $3.0 million (and up to $2.0 million of such $3.0 million not used in any calendar year may be carried forward to the next succeeding (but no other) calendar year); PROVIDED FURTHER, that the aggregate amount of payments pursuant to clause (y) of this clause (a) may not exceed $10.0 million in the aggregate from and after the Issue Date,

          (b)  Management Fees, or

          (c) Restricted Payments pursuant to this clause (c) not to exceed $10.0 million in the aggregate from and after the Issue Date,

and clauses (1), (2) and (3) of the first paragraph of this Section 4.9 will not prohibit:

          (d) any dividend, distribution or other payments by any of the Company's Subsidiaries on its Equity Interests that is paid PRO RATA to all holders of such Equity Interests,

          (e)  a Qualified Exchange,

          (f) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions,

          (g) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price thereof, or

          (h) payments to a parent entity, pursuant to this clause (h), (i) to enable the parent entity to pay Federal, state or local tax liabilities (any such payments to a parent entity, a "TAX PAYMENT"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its United States subsidiaries to the appropriate taxing authorities to the extent that the parent entity has an obligation to pay such tax liabilities relating to the operations, assets, or capital of the Company or its United States subsidiaries; PROVIDED that (x) notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Company and any of its United States subsidiaries in respect of their consolidated Federal income tax liability, or consolidated, combined, unitary or group, state or local income tax liability, such payment shall be determined assuming that the Company is the parent company of an affiliated group (the "COMPANY AFFILIATED GROUP") filing a consolidated Federal income tax return or consolidated, combined, unitary, or group, state or local income tax return, and that the parent entity and each such United States subsidiary is a member of the Company Affiliated Group and (y) any Tax Payments shall either be used by the parent entity to pay such tax liabilities within 90 days of the parent entity's receipt of such payment or refunded to the payee, and (ii) in an aggregate amount not to exceed $750,000 per year in order to pay legal and accounting expenses, payroll and other compensation expenses in the ordinary course of business, franchise taxes and other corporate overhead expenses in the ordinary course of business. For purposes of this clause (h), "tax liabilities" shall include any penalties and interest related to a tax liability.

          The full amount of any Restricted Payment made pursuant to the foregoing clauses (a), (d), (f) or (g) (but not pursuant to clauses (b), (c), (e) or (h)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph under this Section 4.9.

          For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Company's Board of Directors, unless stated otherwise, at the time made or returned, as applicable.

SECTION 4.10 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Company shall not and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of the Company's Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of the Company's

Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any of the Company's Subsidiaries, except:

          (a)  restrictions imposed by the Notes or this Indenture,

          (b)  restrictions imposed by applicable law,

          (c)  existing restrictions on Existing Indebtedness,

          (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company or any of the Company's Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

          (e) any restriction imposed by Indebtedness incurred under the Credit Agreement or other Indebtedness incurred pursuant to Section 4.7 hereof; PROVIDED, that such restriction or requirement is no more restrictive taken as a whole than that imposed by the Credit Agreement or this Indenture and the Notes as of the Issue Date,

          (f) restrictions with respect solely to any of the Company's Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; PROVIDED, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

          (g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to Section 4.7 hereof; PROVIDED, that such restrictions relate only to the transfer of the property acquired, constructed, installed or improved with the proceeds of such Purchase Money Indebtedness,

          (h) customary provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements,

          (i) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c), (d) or (g) or this clause (i) of this Section 4.10 hereof that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced,

          (j) restrictions contained in Indebtedness incurred by a Foreign Subsidiary in accordance with Section 4.7 hereof; provided, that such restrictions relate only to one or more Foreign Subsidiaries, and

          (k) restrictions contained in a Purchase Money Note or Indebtedness or other contractual requirements of a Receivables Subsidiaries in connection with a Qualified Receivables Transaction; PROVIDED, that such restrictions apply only to such Receivables Subsidiary.

     Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

SECTION 4.11   LIMITATION ON TRANSACTIONS WITH AFFILIATES

     Neither the Company nor any of its Subsidiaries or Unrestricted Subsidiaries shall be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "AFFILIATE TRANSACTION"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (a) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate, and (b) if involving consideration to either party in excess of $2.5 million, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Company's Board of Directors (including a majority of members of the Company's Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested), and (c) if involving consideration to either party in excess of $15.0 million, or $2.5 million if there are no disinterested directors for such transaction, unless, in addition the Company, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States. Within 5 days of any Affiliate Transaction(s) involving consideration to either party of $2.5 million or more, the Company shall deliver to the Trustee an Officers' Certificate addressed to the Trustee certifying that such Affiliate Transaction (or Transactions) complied with clause (a), (b), and (c), as applicable.

SECTION 4.12   LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

     The Company shall not and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of the Company's Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of the Company's Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Company's Unrestricted Subsidiaries or Subsidiaries, whether by the Company or one of the Company's Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of the Company's Subsidiaries or Unrestricted Subsidiaries and including any sale and leaseback transaction (any of the foregoing, an "ASSET SALE"), unless:

          (1) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash, Cash Equivalents, Related Business Assets, or a combination thereof, and

          (2) with respect to any Asset Sale or related series of Asset Sales involving a conveyance, sale, transfer, assignment or other disposition of securities, property or assets with an aggregate fair market value in excess of $2.0 million, the Company's Board of Directors determines in good faith that the Company receives or such Subsidiary receives, as applicable, fair market value for such Asset Sale, and

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          (3)  if the value of the assets being disposed of in such Asset Sale or series of Asset Sales have an aggregate fair market value (as determined in good faith by the Board of Directors) of at least $20.0 million, the Board of Directors shall have received a written opinion of a nationally recognized investment banking firm (or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States) to the effect that such Asset Sale or series of Asset Sales is fair, from a financial point of view, to the Company or such Subsidiary and the Company shall deliver a copy of such opinion to the Trustee promptly following the consummation of such Asset Sale or Asset Sales.

For purposes of clause (1) above of this Section 4.12, the following shall be deemed cash consideration: (a) non-Subordinated Indebtedness owed to trade creditors assumed by a transferee in connection with such Asset Sale; PROVIDED, that the Company is and the Company's Subsidiaries are fully released from obligations in connection therewith; and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; PROVIDED that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

     Within 365 days following such Asset Sale, the Net Cash Proceeds therefrom (the "ASSET SALE AMOUNT") may be:

          (a) invested in Related Business Assets, used to make Restricted Investments that are not prohibited by Section 4.9 hereof, or used to make Permitted Investments other than those permitted by clauses (a), (b), (c), (d),
(e), (f), and (g) of the definition of "Permitted Investments," or

          (b) used to retire (i) Purchase Money Indebtedness secured by the asset that was the subject of the Asset Sale, or (ii) Indebtedness outstanding under the Credit Agreement and to permanently reduce the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph
(c) of Section 4.7 hereof; PROVIDED, THAT in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount, or

          (c) applied to the optional redemption of the Notes in accordance with the terms of this Indenture and to the optional redemption of other Indebtedness ranking PARI PASSU with the Notes with similar provisions requiring the Company to repurchase such Indebtedness with the proceeds from such Asset Sale, PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, except that, in the case of each of the provisions of clauses (a) and (b) of this paragraph, only proceeds from an Asset Sale of assets or capital stock of a Foreign Subsidiary may be invested in or used to retire Indebtedness of a Foreign Subsidiary. Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

     The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in (a), (b) or (c) of the preceding paragraph shall constitute Excess Proceeds. Within 30 days after the date that the amount of Excess Proceeds exceeds $10.0 million, the Company shall apply an amount equal to the Excess Proceeds (rounded to the nearest $1,000) (the "ASSET SALE OFFER AMOUNT") by making an offer to repurchase the Notes and such other PARI PASSU Indebtedness

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with similar provisions requiring the Company to make an offer to purchase such
Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding (the "ASSET SALE OFFER"). The Company will offer to purchase the Notes in the Asset Sale Offer at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) of the Notes (the "ASSET SALE OFFER PRICE"), together with accrued and unpaid interest (and Liquidated Damages, if any) to the date of payment). Each Asset Sale Offer shall remain open for a minimum of 20 Business Days and not more than 60 days following its commencement (the "ASSET SALE OFFER PERIOD").

     Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a PRO RATA basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price, together with accrued and unpaid interest (and Liquidated Damages, if any) to the date of payment, in the case of any Notes that have been tendered, and the price required by the terms of any such other PARI PASSU Indebtedness with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale. To the extent that the aggregate amount of Notes and such other PARI PASSU Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may invest any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

     Notwithstanding, and without complying with, the provisions of this
Section 4.12:

          (1) the Company may and the Company's Subsidiaries may, in the ordinary course of business, (1) convey, sell, transfer, assign or otherwise dispose of assets acquired and held for resale in the ordinary course of business and (2) liquidate Cash Equivalents;

          (2) the Company may and the Company's Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 5.1 hereof;

          (3) the Company may and the Company's Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Company's business or the business of such Subsidiary, as applicable;

          (4) the Company may and the Company's Subsidiaries may grant Liens (and permit foreclosure thereon) not prohibited by this Indenture;

          (5) the Company may and the Company's Subsidiaries may make conveyances, sales, assignments or other dispositions that constitute Permitted Investments (excluding clauses (a), (b), (c), (d), (e), (f), and (g) thereof) and Restricted Payments not prohibited by Section 4.9 hereof;

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          (6)  the Company's Subsidiaries may issue Equity Interests of such
Subsidiary upon conversion of, or in exchange for, other outstanding securities of such Subsidiary the issuance of which was not prohibited by this Indenture;

          (7) the Company and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of the Guarantors;

          (8) the Company may and each of its Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other litigation claims in the ordinary course of business or grant Liens (and permit foreclosure thereon) not prohibited by this Indenture;

          (9) non-Guarantor Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company, any of the Guarantors, or any other non-Guarantor Subsidiary;

          (10) the Company may, and its Subsidiaries may, sell accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary for the fair market value thereof, but in any case including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, and transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction; and

          (11) the Company may and its Subsidiaries may, in one or a series of related transactions, sell or dispose of assets for which the Company or the Company's Subsidiaries receive aggregate consideration of less than $1.0 million.

     All Net Cash Proceeds from an Event of Loss shall be reinvested or used as otherwise provided above in clauses (a) or (b) of the second paragraph of this
Section 4.12.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, the Company's compliance or the compliance of any of its Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Company's obligations under this Section 4.12.

     If the payment date in connection with an Asset Sale Offer hereunder is on or after the Record Date for an Interest Payment Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

SECTION 4.13 REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

     In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "CHANGE OF CONTROL OFFER"), to require the Company

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to repurchase all or any part of such Holder's Notes (PROVIDED, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "CHANGE OF CONTROL PURCHASE DATE") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "CHANGE OF CONTROL PURCHASE PRICE"), together with accrued and unpaid interest (and Liquidated Damages, if any), to the Change of Control Purchase Date.

     The Change of Control Offer shall be made within 20 Business Days following a Change of Control and shall remain open for at least 20 Business Days following its commencement (the "CHANGE OF CONTROL OFFER PERIOD"). Upon expiration of the Change of Control Offer Period, the Company shall promptly purchase all Notes properly tendered in response to the Change of Control Offer.

     Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company.

     On or before the Change of Control Purchase Date, the Company will:

          (a) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

          (b) deposit with the paying agent for the Company (the "PAYING AGENT") cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date) for all Notes so tendered, and

          (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company.

     The Company promptly will pay or cause to be paid to the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company's compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under the Section 4.13.

     If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and

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Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

SECTION 4.14   GUARANTORS

     The Company shall cause all the Company's present and future Subsidiaries (other than Foreign Subsidiaries, Receivables Subsidiaries and Bentofix Technologies (USA), Inc.) to jointly and severally guaranty all principal, premium, if any, and interest on the Notes on a senior basis by executing a supplemental indenture, substantially in the form attached as Exhibit E.

     Notwithstanding anything herein or in this Indenture to the contrary, if any of the Company's Subsidiaries (including Foreign Subsidiaries, Receivables Subsidiaries and Bentofix Technologies (USA), Inc.) that is not a Guarantor guarantees any of the Company's other Indebtedness or any other Indebtedness of the Guarantors, or the Company or any of the Company's Subsidiaries, individually or collectively, pledges more than 65% of the Voting Equity Interests of a Subsidiary (including Foreign Subsidiaries, Receivables Subsidiaries and Bentofix Technologies (USA), Inc.) that is not a Guarantor to a lender to secure the Company's Indebtedness or any Indebtedness of any Guarantor, then such Subsidiary must become a Guarantor.

SECTION 4.15   LIMITATION ON STATUS AS INVESTMENT COMPANY

     The Company and its Subsidiaries shall be prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

SECTION 4.16   MAINTENANCE OF PROPERTIES AND INSURANCE

     The Company and the Guarantors shall cause all material properties used or useful in the conduct of their business to be maintained and kept in reasonably good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.16 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) (i) in the good faith judgment of the Company, desirable in the conduct of the business of such entity and (ii) would not reasonably be expected to have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture, and (b) to the extent applicable, otherwise permitted under Section 4.12 hereof.

     The Company and Guarantors shall provide, or cause to be provided, for properties of an insurable nature, insurance (including, in the Company's reasonable judgment, self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Company is adequate and appropriate for the conduct of the business of the Company and the Guarantors.

SECTION 4.17   CORPORATE EXISTENCE

     Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the

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corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company to satisfy its obligations under the Notes and this Indenture.

SECTION 4.18   LIMITATION ON LINES OF BUSINESS

     Neither the Company nor any of its Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Company's Board of Directors, is a Related Business.

SECTION 4.19   LIMITATION ON LAYERING INDEBTEDNESS

     The Company shall not and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of the Company's Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is contractually subordinate in right of payment to any of the Company's Indebtedness or any Indebtedness of a Guarantor unless, by its terms, such Indebtedness is contractually subordinated in right of payment to the Notes or the Guarantee at least to the same extent as such Indebtedness is subordinated to such other Indebtedness of the Company or such Subsidiary, as applicable.

     For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary solely by virtue of being unsecured or by virtue of the fact that the holders of such Indebtedness have priority over the other holders in the collateral securing such Indebtedness held by them.

                                    ARTICLE V
                                   SUCCESSORS

SECTION 5.1    MERGER, CONSOLIDATION OR SALE OF ASSETS

     Except for the Merger, the Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Company's assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless:

          (a) either (1) the Company is the continuing entity or (2) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company's obligations in connection with the Notes and this Indenture;

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          (b)  no Default or Event of Default shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction;

          (c) unless such transaction is solely the merger of the Company and one of the Company's previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a PRO FORMA basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7 hereof or, if not, the Debt Incurrence Ratio on a PRO FORMA basis is at least equal to the Debt Incurrence Ratio immediately prior thereto; and

          (d) each Guarantor shall have by amendment to its Guarantee and, as applicable, this Indenture, if necessary, confirmed in writing that its Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes and this Indenture.

SECTION 5.2    SUCCESOR CORPORATION SUBSTITUTED

     Upon any consolidation or merger or any transfer of all or substantially all of the Company's assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease or any transfer of all or substantially all of the Company's assets) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease or any transfer of all or substantially all of the Company's assets) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.1    EVENTS OF DEFAULT

     "Event of Default," wherever used herein, means any one of the following events:

          (a) the Company's failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

          (b) the Company's failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control

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Purchase Price or the Asset Sale Offer Price on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

          (c) the Company's failure or the failure by any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, except for the provisions under Sections 4.9, 4.12, 4.13 and
5.1 hereto, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

          (d) a default in the Company's Indebtedness or the Indebtedness of any of the Company's Subsidiaries with an aggregate amount outstanding in excess of $10.0 million (A) resulting from the failure to pay principal at maturity or
(B) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

          (e) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against the Company or any of the Company's Subsidiaries and not stayed, bonded or discharged within 60 days;

          (f) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of a the Company or any Significant Subsidiaries in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, Custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, Custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or (C) effects any general assignment for the benefit of creditors; or

          (i)  the Company's failure to consummate the Merger on the Issue Date.

If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

SECTION 6.2    ACCELERATION

          (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(g) or (h) hereof relating to the Company or any of the Company's Significant Subsidiaries) then in every such case, unless the principal of all of the Notes shall have

                                       63
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already become due and payable, either the Trustee or the Holders of at least
25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "ACCELERATION NOTICE"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in Section 6.1(g) or
(h) hereof, relating to the Company or any of the Company's Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes which have become due solely by such acceleration, have been cured or waived.

          (b) Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default in the payment of principal of or interest on any Note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity.

SECTION 6.3    OTHER REMEDIES

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4    WAIVER OF PAST DEFAULTS

     Subject to Section 6.7 hereof, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, and Liquidated Damages, if any, or interest on the Notes (including in connection with an offer to purchase); PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.

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SECTION 6.5    CONTROL BY MAJORITY

     Subject to the provisions of this Indenture and applicable law, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.6    LIMITATION ON SUITS

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7    RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

     Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder of a Note to receive payment of the principal of, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8    COLLECTION SUIT BY TRUSTEE

     If an Event of Default specified in Section 6.1 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and

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expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee.

SECTION 6.10   PRIORITIES

     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

     FIRST: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

     SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

     THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

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SECTION 6.11   UNDERTAKING FOR COSTS

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII
                                     TRUSTEE

SECTION 7.1    DUTIES OF TRUSTEE

          (a) If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default of which the Trustee has knowledge:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

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          (d)  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2    RIGHTS OF TRUSTEE

          (a) In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a), 6.1(b) and 4.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an officer in the corporate trust administration of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the

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Trustee under Section 4.3 hereof is for informational purposes only and the
Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's or any Guarantor's, as applicable, compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4    TRUSTEE'S DISCLAIMER

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5    NOTICE OF DEFAULTS

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

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     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.7    COMPENSATION AND INDEMNITY

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(g) or 6.1(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.8    REPLACEMENT OF TRUSTEE

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

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     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10   ELIGIBILITY; DISQUALIFICATION

     There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United

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States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
                         AND SATISFACTION AND DISCHARGE

SECTION 8.1    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2    LEGAL DEFEASANCE AND DISCHARGE

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of the Company and the Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) and
(b) below, and to have satisfied all their other obligations under such Notes, such Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article II and Section 4.2 hereof, (c) the rights, powers, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

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SECTION 8.3    COVENANT DEFEASANCE

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Company and the Guarantors shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof and the Guarantors shall be released from their obligations under Section 10.3(b) hereof, in each case on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(c) through 6.1(f) and 6.1(i) hereof shall not constitute Events of Default and (y) Sections 6.1(g) and 6.1(h) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Company's exercise of Covenant Defeasance; PROVIDED, HOWEVER that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

SECTION 8.4    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

     The following shall be the conditions to the application of either Section
8.2 or 8.3 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States legal tender, U.S. Government Obligations, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants which opinion can be subject to customary qualifications, to pay the principal of, premium, if any, and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Trustee must have, for the benefit of Holders of the Notes, a valid, perfected exclusive security interest in such trust;

          (b) in the case of an election under Section 8.2 hereof, the Company must deliver to the Trustee an Opinion of Counsel which opinion can be subject to customary qualifications reasonably acceptable to the Trustee confirming that
(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal

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income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.3 hereof, the Company must deliver to the Trustee an Opinion of Counsel which opinion can be subject to customary qualifications reasonably acceptable to the Trustee confirming that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) in the case of an election under Section 8.2 or 8.3 hereof, (x) no Default or Event of Default shall have occurred and be continuing on the date of the deposit, and (y) in the case of an election under Section 8.2 hereof, no Event of Default specified in Section 6.1(g) or (h) hereof may occur at any time from the date of the deposit to the 91st calendar day thereafter;

          (e) the Defeasance may not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent to hinder, delay or defraud any other of the Company's creditors; and

          (g) the Company must deliver to the Trustee an Officers' Certificate confirming the satisfaction of the conditions in clauses (a) through (f) above, and an Opinion of Counsel, confirming the satisfaction of the conditions in clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e).

     Legal Defeasance and Covenant Defeasance shall be deemed to occur on the earlier of (i) the 91st day after the deposit, and (ii) the day on which all of the applicable conditions set forth in this Section 8.4 are satisfied.

     If the amount deposited with the Trustee to effect a Defeasance is insufficient to pay the principal of, premium, if any, and interest on the Notes when due, or if any court enters an order directing the repayment of the deposit to the Company or otherwise making the deposit unavailable to make payments under the Notes when due, then (so long as the insufficiency exists or the order remains in effect) the Company and the Guarantors' obligations under this Indenture and the Notes will be revived, and the Defeasance will be deemed not to have occurred.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

     Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest

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(and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in
Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6    REPAYMENT TO COMPANY

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7    REINSTATEMENT

     If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Company or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Company or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.3 or 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.3 or 8.4 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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SECTION 8.8    SATISFACTION AND DISCHARGE

     This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding Notes when either:

          (a) All outstanding Notes have been delivered to the Trustee for cancellation; or

          (b) (1) the Company has given irrevocable and unconditional notice of redemption for all of the outstanding Notes within 60 days, under Article III hereto, or all outstanding Notes have otherwise become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount of money sufficient to pay and discharge the entire indebtedness (including all principal, premium, if any, and accrued interest (and Liquidated Damages, if any)) on all outstanding Notes,

               (2) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be,

               (3) the Trustee, for the benefit of the Holders of the Notes, has a valid, perfected, first priority security interest in the trust,

               (4) the deposit has not resulted in a breach or violation of, or constituted a default under, and will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of the Company's Subsidiaries are a party or are otherwise bound,

               (5) the Company has paid all other amounts payable by the Company under this Indenture, and

               (6) the Company has delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with intent to hinder, delay, or defraud any other of the Company's creditors.

     The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel confirming the satisfaction of the conditions in clauses (3) (with respect to the validity and perfection of the security interest) and (4) above.

                                   ARTICLE IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1    WITHOUT CONSENT OF HOLDERS OF NOTES

     Notwithstanding Section 9.2 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any Guarantee, without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

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          (b)  to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article V hereof;

          (d) to provide for additional Guarantors as set forth in Section 4.14 hereof or for the release or assumption of a Guarantee in compliance with this Indenture;

          (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Note;

          (f) to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein;

          (g) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

          (h) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2    WITH CONSENT OF HOLDERS OF NOTES

     Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.4 and 6.7 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes (including, without limitation, the Additional Notes, if any, voting as a single class) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

     Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a

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particular instance by the Company or any Subsidiary with any provision of this
Indenture, the Notes or the Guarantees.

     However, without the consent of each Holder affected (it being understood that, except as expressly stated otherwise in paragraphs (a) through (e) below, Sections 4.12 and 4.13 hereof may be amended, waived or modified in accordance with the first paragraph of this Section 9.2) an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (a) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the city of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the Company's option, on or after the Redemption
Date), or after an Asset Sale or Change of Control has occurred reduce the Change of Control Purchase Price or the Asset Sale Offer Price with respect to the corresponding Asset Sale or Change of Control or alter the provisions (including the defined terms used therein) regarding the Company's right to redeem the Notes at the Company's option in a manner adverse to the Holders; or

          (b) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture; or

          (c) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

          (d) cause the Notes or any Guarantee to become contractually subordinate in right of payment to any other Indebtedness; or

          (e) make any changes to the foregoing clauses (a) through (d) or this clause (e) hereof, in a manner adverse to the Holders of the Notes.

     In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

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     After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS

     Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Company), which may be prior to any such amendment, supplement or waiver becoming operative.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through
(e) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

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SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                    ARTICLE X
                                   GUARANTEES

SECTION 10.1   GUARANTEES

     By its execution of the Guarantee attached to each Note and a supplemental indenture in the Form of Exhibit E attached hereto, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Company and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services, and the Holders are relying on the Notes being guaranteed by the Guarantors to the extent required by this Indenture. Accordingly, subject to the provisions of this Article X hereof, each Guarantor, jointly and severally, hereby unconditionally guarantees on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that:
(i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control, upon an Asset Sale Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5 hereof (collectively, the "Guarantee Obligations").

     Subject to the provisions of this Article X hereof, each Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefited Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a

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claim against the estate (in administration, bankruptcy or any other proceeding)
of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefited Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that, except as otherwise provided herein, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Article VIII hereof.

     If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee, Custodian or liquidator or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to exercise any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such rights does not impair the rights of the Holders of the Guarantees.

SECTION 10.2   EXECUTION AND DELIVERY OF GUARANTEES

     To evidence the Guarantees set forth in Section 10.1 hereof, each of the Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each of the Guarantors by an Officer of each of the Guarantors.

     Each of the Guarantors agree that the Guarantees set forth in this Article X shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

     If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

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     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.3   GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

          (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into each other or with or into the Company. Upon any such consolidation or merger, the Guarantee of the Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.

          (b) Except for a merger or consolidation in which a Guarantor is sold and its Guarantee is released in compliance with the provisions of Section 10.4 hereof, no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, (i) subject to the provisions of Section 10.4 hereof and the other provisions of this Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall guarantee, on a senior basis, all of such Guarantor's obligations under such Guarantor's Guarantee on the terms set forth in this Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

          (c) The Trustee, subject to the provisions of Section 11.4 hereof, shall be entitled to receive an Officers' Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 10.3. Such Officers' Certificate shall comply with the provisions of Section 11.5 hereof.

SECTION 10.4   RELEASE OF GUARANTORS

     Notwithstanding Section 10.3(b) hereof, upon the sale or disposition (including by merger or stock purchase) of a Guarantor (as an entirety) to an entity which is not and is not required to become a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.12 hereof), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of the Company's Indebtedness or any Indebtedness of any other of the Company's Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of the Company's Indebtedness or any Indebtedness of any of the Company's Subsidiaries.

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     Upon delivery by the Company to the Trustee of an Officer's Certificate, to
the effect that such sale or other disposition or that such designation was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Except as provided in Section 10.3(a) hereof, any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

     Notwithstanding the foregoing provisions of this Article X, (i) any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 10.4 may elect, at its sole discretion, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, at its sole discretion, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

SECTION 10.5   LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN BANKRUPTCY EVENTS

          (a) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligation of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Trustee, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article X, result in the Guarantee Obligations of such Guarantor under this Article X, resulting in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

          (b) Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the Bankruptcy Law or otherwise.

SECTION 10.6   APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE   GUARANTORS

          (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 hereof shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

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          (b)  Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 11.2 hereof as if references therein to the Company were references to such Guarantor.

          (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in Section 11.2 hereof as if references therein to the Company were references to such Guarantor.

          (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 11.4 hereof as if all references therein to the Company were references to such Guarantor.

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.1   TRUST INDENTURE ACT CONTROLS

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

SECTION 11.2   NOTICES

     Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company, Issuer
     or the Guarantors:

                                 c/o Gundle/SLT Environmental, Inc.
                                 19103 Gundle Road
                                 Houston, TX 77073
                                 Attention: Corporate Counsel

     With Copy to:
                                 Kirkland & Ellis LLP
                                 200 E. Randolph Drive
                                 Chicago, Illinois 60601
                                 Telecopier No.: (312) 861-2200
                                 Attention: James S. Rowe

     If to the Trustee:
                                 U.S. Bank National Association
                                 60 Livingston Avenue
                                 St. Paul, MN 55107-2292
                                 Attention: Corporate Trust Department

     The Company, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when answered back, if telexed; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

SECTION 11.6   RULES BY TRUSTEE AND AGENTS

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the Company's obligations or the obligations of the Guarantors under this Indenture or the Notes solely by reason of his or its status as such stockholder, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any guarantee of the Notes. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.8   GOVERNING LAW

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

SECTION 11.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10  SUCCESSORS

     All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11  SEVERABILITY

     In case any one or more of the provisions of this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.12  COUNTERPART ORIGINALS

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

                                            THE ISSUER AND, AFTER THE MERGER,
                                            THE COMPANY:
                                            GEO SUB CORP.


                                            By:    /s/ MARCUS J. GEORGE
                                                   -----------------------------
                                            Name:  Marcus J. George
                                            Title: Vice President and Secretary


                                            THE TRUSTEE:
                                            U.S. BANK NATIONAL ASSOCIATION


                                            By:    /s/ RICHARD PROKOSCH
                                                   -----------------------------
                                            Name:  Richard Prokosch
                                            Title: Vice President

                                    EXHIBIT A

                                 [FORM OF NOTE]

                 [GEO SUB CORP.][GUNDLE/SLT ENVIRONMENTAL, INC.]

                    11% [SERIES A] [SERIES B](1) SENIOR NOTE
                                    DUE 2012

                                                               CUSIP: __________

No.                                                            $________________

     [GEO Sub Corp.][Gundle/SLT Environmental, Inc.], a Delaware corporation (hereinafter called the "Company" which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ Dollars, on May 15, 2012.

     Interest Payment Dates: May 15 and November 15; commencing November 15,
2004.

     Record Dates: May 1 and November 1.

     Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

----------
(1)  Series A should be replaced with Series B in the Exchange Notes.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                      [GEO SUB CORP.][GUNDLE/SLT
                                      ENVIRONMENTAL, INC.]
                                      a Delaware corporation


                                      By:
                                            ----------------------------
                                            Name:
                                            Title:


                                      By:
                                            ----------------------------
                                            Name:
                                            Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes described in the within-mentioned Indenture.


                          U.S BANK NATIONAL ASSOCIATION


                                      By:
                                            ----------------------------
                                            Authorized Signatory

Dated:
       -------------

                                 (Back of Note)

               11% [Series A] [Series B](2) Senior Notes due 2012

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.](3)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](4)

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.](5)

----------
(2)  Series A should be replaced with Series B in the Exchange Notes.

(3)  To be included only on Global Notes deposited with DTC as Depositary.

(4)  To be included only on Global Notes deposited with DTC as Depositary.

(5)  To be included only on Reg S Temporary Global Notes.

[THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON WHO IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S,
(2) AGREES THAT IT WILL NOT PRIOR TO THE LATER OF (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH GEO SUB CORP. (TO BE MERGED WITH AND INTO GUNDLE/SLT ENVIRONMENTAL, INC.) (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.](6)

(6)  To be included only on Transfer Restricted Notes.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. [GEO Sub Corp.][Gundle/SLT Environmental, Inc.], a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). The first Interest Payment Date shall be November 15, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, interest, premium, if any, and Liquidated Damages, if any, at the office or agency of the Company maintained within the City and State of New York for such purpose, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of the Issue Date (as supplemented, the "Indenture"), by and among the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

     5.     OPTIONAL REDEMPTION.

            (a) Except as set forth in clauses (b) and (c) of this Section, the Company shall not have the right to redeem any Notes pursuant to this Section prior to May 15, 2008. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on or after May 15, 2008, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing May 15 of the years indicated below, in each case together with accrued and unpaid interest (and Liquidated Damages, if any), thereon to the date of redemption of the Notes (the "Redemption Date"):

                 YEAR                       PERCENTAGE
                 ----                       ----------
                 2008                       105.500%
                 2009                       102.750%
                 2010 and thereafter        100.000%

            (b) Notwithstanding the provisions of clause (a) of this Section 5, at any time or from time to time on or prior to May 15, 2007 upon one or more Qualified Equity Offerings, up to 35% of the aggregate principal amount of the Notes issued pursuant to the Indenture (only as necessary to avoid any duplication, excluding any replacement Notes) may be redeemed at the Company's option within 90 days of the closing of any such Qualified Equity Offering from the Net Cash Proceeds of such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, at a redemption price equal to 111% of principal, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the Redemption Date; provided, however, that immediately following each such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture on the Issue Date remain outstanding (only as necessary to avoid any duplication, excluding any replacement Notes).

            (c) Notwithstanding the provisions of clause (a) of this Section 5, at any time prior to May 15, 2008, the Notes issued pursuant to the Indenture may be redeemed as a whole at the Company's option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, including Liquidated Damages, if any, to the Redemption Date.

            (d) Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

     6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

     7.     OFFERS TO PURCHASE.

            (a) CHANGE OF CONTROL. In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "CHANGE OF CONTROL OFFER"), to require the Company to repurchase all or any part of such Holder's Notes (PROVIDED, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "CHANGE OF CONTROL PURCHASE DATE") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "CHANGE OF CONTROL PURCHASE PRICE"), together with accrued and unpaid interest (and Liquidated Damages, if any), to the Change of Control Purchase Date.

     The Change of Control Offer shall be made within 20 Business Days following a Change of Control and shall remain open for at least 20 Business Days following its commencement (the "CHANGE OF CONTROL OFFER PERIOD"). Upon expiration of the Change of Control Offer Period, the Company shall promptly purchase all Notes properly tendered in response to the Change of Control Offer.

            (b) ASSET SALE. The Company shall not and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of the Company's Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of the Company's Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Company's Unrestricted Subsidiaries or Subsidiaries, whether by the Company or one of the Company's Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of the Company's Subsidiaries or Unrestricted Subsidiaries and including any sale and leaseback transaction (any of the foregoing, an "ASSET SALE"), unless:

                    (1) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash, Cash Equivalents, Related Business Assets, or a combination thereof,

                    (2) with respect to any Asset Sale or related series of Asset Sales involving a conveyance, sale, transfer, assignment or other disposition of securities, property or assets with an aggregate fair market value in excess of $2.0 million, the Company's Board of Directors determines in good faith that the Company receives or such Subsidiary receives, as applicable, fair market value for such Asset Sale, and

                    (3) if the value of the assets being disposed of in such Asset Sale or series of Asset Sales have an aggregate fair market value (as determined in good faith by the Board of Directors) of at least $20.0 million, the Board of Directors shall have received a written opinion of a nationally recognized investment banking firm (or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States) to the effect that such Asset Sale or series of Asset Sales is fair, from a financial point of view, to the Company or such Subsidiary and the Company shall deliver a copy of such opinion to the Trustee promptly following the consummation of such Asset Sale or Asset Sales.

For purposes of clause (1) above of this Section, the following shall be deemed cash consideration: (a) non-Subordinated Indebtedness owed to trade creditors assumed by a transferee in connection with such Asset Sale; PROVIDED, that the Company is and the Company's Subsidiaries are fully released from obligations in connection therewith; and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; PROVIDED that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

          Within 365 days following such Asset Sale, the Net Cash Proceeds therefrom (the "ASSET SALE AMOUNT") may be:

            (a) invested in Related Business Assets, used to make Restricted Investments that are not prohibited by Section 4.9 of the Indenture, or used to make Permitted Investments other than those permitted by clauses (a), (b), (c),
(d), (e), (f), and (g) of the definition of "Permitted Investments," defined in the Indenture, or

            (b) used to retire (i) Purchase Money Indebtedness secured by the asset that was the subject of the Asset Sale, or (ii) Indebtedness outstanding under the Credit Agreement and to permanently reduce the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (c) of Section 4.7 of the Indenture; PROVIDED, THAT in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount, or

            (c) applied to the optional redemption of the Notes in accordance with the terms of the Indenture and to the optional redemption of other Indebtedness ranking PARI PASSU with the Notes with similar provisions requiring the Company to repurchase such Indebtedness with the proceeds from such Asset Sale, PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, except that, in the case of each of the provisions of clauses (a) and (b) of this paragraph, only proceeds from an Asset Sale of assets or capital stock of a Foreign Subsidiary may be invested in or used to retire Indebtedness of a Foreign Subsidiary. Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

          The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in (a), (b) or (c) of the preceding paragraph shall constitute Excess Proceeds. Within 30 days after the date that the amount of Excess Proceeds exceeds $10.0 million, the Company shall apply an amount equal to the Excess Proceeds (rounded to the nearest $1,000) by making an offer to repurchase the Notes and such other PARI PASSU Indebtedness with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding (the "ASSET SALE OFFER"). The Company will offer to purchase the Notes in the Asset Sale Offer at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) of the Notes, together with accrued and unpaid interest (and Liquidated Damages, if any) to the date of payment). Each Asset Sale Offer shall remain open for a minimum of 20 Business Days and not more than 60 days following its commencement.

     8. DENOMINATIONs, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

     9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to provide for additional Guarantees as set forth in the Indenture or for the release or assumption of Guarantees in compliance with the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Guarantor) or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date hereof.

     11. DEFAULTS AND REMEDIES. The Indenture provides that each of the following constitutes an Event of Default:

            (a) the Company's failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

            (b) the Company's failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

            (c) the Company's failure or the failure by any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under Sections 4.9, 4.12, 4.13 and 5.1 of the Indenture, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

            (d) a default in the Company's Indebtedness or the Indebtedness of any of the Company's Subsidiaries with an aggregate amount outstanding in excess of $10.0 million (A) resulting from the failure to pay principal at maturity or (B) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

            (e) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against the Company or any of the Company's Subsidiaries and not stayed, bonded or discharged within 60 days;

            (f) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and the Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee;

            (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of a the Company or any Significant Subsidiaries in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, Custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

            (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, Custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or (C) effects any general assignment for the benefit of creditors; or

            (i)     the Company's failure to consummate the Merger on the Issue
Date.

If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

     12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     13. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company or the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES.(7) In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement").

     17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

     18. GOVERNING LAW. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(b).

     19. CONFLICTS BETWEEN THIS NOTE AND THE INDENTURE. In the event of any conflicts between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall govern.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement](8). Requests may be made to:

            c/o Gundle/SLT Environmental, Inc.
            19103 Gundle Road
            Houston, TX 77073
            Attention: Corporate Counsel

----------
(7)  To be included only on Transfer Restricted Notes.

(8)  To be included only on Transfer Restricted Notes.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

________________________________________________________________________________

                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date:
     ------------------------

                                    Your Signature:
                                                   -----------------------------

                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

________________________________________________________________________________

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.12 or Section 4.13 of the Indenture, check the box below:

               / / Section 4.12               / / Section 4.13

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $___________

Date:                                     Your Signature:
                                                          ----------------------

                                 (Sign exactly as your name appears on the Note)

                        Social Security or Tax Identification No.: _____________

Signature Guarantee*


________________________________________________________________________________


*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(9)

     The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

                        Amount of                                                            Signature of
                       Decrease in            Amount of           Principal Amount of         Authorized
                    Principal Amount         Increase in            this Global Note          Officer of
   Date of                of              Principal Amount of        Following Such         Trustee or Note
  Exchange          this Global Note        this Global Note      Decrease (or Increase)       Custodian
------------        ----------------      -------------------     ----------------------    ---------------


----------
(9)  This should be included only if the Note is issued in global form.

                                    GUARANTEE

     The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantors, the Company (defined below) and U.S. Bank National Association, as trustee (the "Indenture") and any additional Guarantors), have irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 10.1 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the 11% Senior Notes due 2012 (the "Notes") of [GEO Sub Corp.][Gundle/SLT Environmental, Inc.], a Delaware corporation (the "Company"), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer, or otherwise.

     The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

     No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any obligations of the Guarantors under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and the Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

     THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY
REFERENCE.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

     IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed.

Dated: ___________

                                    [NAME OF GUARANTOR]

                                    By:
                                         -----------------------------
                                         Name:
                                         Title:

                                    [NAME OF GUARANTOR]

                                    By:
                                         -----------------------------
                                         Name:
                                         Title:

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

GEO Sub Corp.
c/o Gundle/SLT Environmental, Inc.
19103 Gundle Road
Houston, TX  77073
Attention: Corporate Counsel


U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292


     Re: 11% Senior Notes due 2012

Dear Sirs:

     Reference is hereby made to the Indenture, dated as of May 18, 2004 (the "Indenture"), among GEO SUB CORP., as issuer (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

    (a) / / Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

    (b) / / Such Transfer is being effected to the Company or a subsidiary thereof; or

    (c) / / Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

    (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. / / Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

    (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

    (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

    (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                           Dated:
-------------------------------------            ------------------------------

[Insert Name of Transferor]

By:
    -----------------------------
    Name:
    Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.     The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

       (a)   / /   a beneficial interest in the:

             (i)   / /   144A Global Note (CUSIP 37249YAA6), or

             (ii)  / /   Regulation S Global Note (CUSIP U37358AA3), or

       (b)   / /   a Restricted Definitive Note.

2.     After the Transfer the Transferee will hold:

[CHECK ONE]

       (a)   / /   a beneficial interest in the:

             (i)   / /   144A Global Note (CUSIP 37249YAA6), or

             (ii)  / /   Regulation S Global Note (CUSIP U37358AA3), or

             (iii) / /   Unrestricted Global Note (CUSIP         ); or

       (b)   / /   a Restricted Definitive Note; or

       (c)   / /   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

GEO Sub Corp.
c/o Gundle/SLT Environmental, Inc.
19103 Gundle Road
Houston, TX  77073
Attention: Corporate Counsel


U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

     Re: 11% Senior Notes due 2012

Dear Sirs:

     Reference is hereby made to the Indenture, dated as of May 18, 2004 (the "Indenture"), among GEO SUB CORP., as issuer (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

               (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

               (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive

Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

               (c) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

               (d) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

          2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

               (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

               (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the:
[CHECK ONE] / / 144A Global Note or / / Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

--------------------------
[Insert Name of Owner]


By:
    ----------------------
    Name:
    Title:


Dated:
      -----------------

                                    EXHIBIT D
                       FORM OF CERTIFICATE FROM ACQUIRING
                        INSTITUTIONAL ACCREDITED INVESTOR

GEO Sub Corp.
c/o Gundle/SLT Environmental, Inc.
19103 Gundle Road
Houston, TX  77073
Attention: Corporate Counsel


U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

     Re: 11% Senior Notes due 2012

Dear Sirs:

     Reference is hereby made to the Indenture, dated as of May 18, 2004 (the "Indenture"), among GEO SUB CORP., as issuer (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Guarantor or any of their respective subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

--------------------------------------         Dated: _______________, ____
[Insert Name of Accredited Investor]


By:
    -----------------------------
Name:
Title:

                                    EXHIBIT E
                         FORM OF SUPPLEMENTAL INDENTURE
                          TO BE DELIVERED BY SUBSEQUENT
                                   GUARANTORS

     Supplemental Indenture (this "Supplemental Indenture"), dated as of ____, among ___________________ (the Guarantor(s) listed on the signature page attached hereto each a "Guaranteeing Subsidiary"), a subsidiary of Gundle/SLT Environmental Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company and U.S. Bank National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 18, 2004, providing for the issuance of 11% Senior Notes due 2012 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee on a senior basis all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (a "Subsidiary Guarantee"); and

     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees on a senior basis the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise.

     The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

     No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guaranteeing Subsidiary (or any such successor entity), as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under this Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

     The obligations of each Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

     THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY
REFERENCE.

     3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                     THE COMPANY:
                                     GUNDLE/SLT ENVIRONMENTAL. INC.

                                     By:
                                          -----------------------------
                                          Name:
                                          Title:

                                     GUARANTEEING SUBSIDIARY:
                                     NAME:

                                     By:
                                          -----------------------------
                                          Name:
                                          Title:

                                     THE TRUSTEE:
                                     U.S. Bank National Association

                                     By:
                                          -----------------------------
                                          Name:
                                          Title:

                                    EXHIBIT F


                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (this "AGREEMENT"), dated as of May 18, 2004 is made by and among CHS Management IV LP, a Delaware limited partnership ("CHS"), GEO Holdings Corp., a Delaware corporation ("PARENT"), and Gundle/SLT Environmental, Inc., a Delaware corporation (the "COMPANY").

     WHEREAS, Parent and the Company desire to receive financial and management consulting services from CHS, and thereby obtain the benefit of the experience of CHS in business and financial management generally and its knowledge of Parent and the Company and Parent and the Company's financial affairs in particular. CHS is willing to provide financial and management consulting services to Parent and the Company. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate CHS for such services.

     NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, CHS, Parent and the Company hereby agree as follows:

                                      TERMS

1. ENGAGEMENT. Parent and the Company hereby engage CHS as a financial and management consultant, and CHS hereby agrees to provide financial and management consulting services to Parent and the Company, all on the terms and subject to the conditions set forth below.

2. SERVICES OF CHS. CHS hereby agrees during the term of this engagement to consult with the boards of directors and the management of Parent and the Company in such manner and on such business and financial matters as may be reasonably requested from time to time by the boards of directors and the management of Parent and the Company, including but not limited to:
       (a) business strategy; (b) budgeting of future business investments; (c) acquisition and divestiture strategies; and (d) debt and equity financings.

3.     COMPENSATION.

       (a) MONTHLY FEE. The Company agrees to pay to CHS as compensation for services to be rendered by CHS hereunder, a monthly fee equal to $166,666.66, payable monthly in arrears on the last day of each month, commencing with the month during which the closing of the Purchase (as defined below) occurs, with the monthly payment for the month in which the Purchase is closed being pro rated for the number of days between the date of such closing and the end of such month. Such fee shall be expressly subordinated to the principal, interest and premium, if any, owing under the Company's 11% Senior Notes due 2012 (the "SENIOR NOTES") and under the Credit Agreement (as such term is defined in the Indenture (as defined below)) until all obligations under the Senior Notes and the Credit Agreement, including interest through the date of payment (whether or not such interest is allowed in a bankruptcy case), have been paid in full in cash; provided that, notwithstanding such subordination, such fee shall be permitted to be paid at all times other than during such time (a "RESTRICTED PERIOD") as either (i) a Default or an Event of Default (each such term as defined in the Indenture governing the Senior Notes (as such Indenture may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, the "INDENTURE")) has occurred and is continuing with respect to the Senior Notes (it being understood that any such Default or Event of Default that results exclusively due to a default under the Credit Agreement shall not give rise under this clause (i) to the Restricted Period) or (ii) any Event of Default (as defined in the Credit Agreement) specified in any of Sections 8.01(a), 8.01(b), 8.01(g) or 8.01(h) of the Credit Agreement has occurred and is continuing; provided further that the fee shall continue to accrue during any Restricted Period and all accrued and unpaid fees will be paid upon the termination of the Restricted Period. In the event that any amount of the fee specified in this paragraph is paid by the Company to CHS during a Restricted Period, CHS agrees to turn over such amount to the Collateral Agent under the Credit Agreement, to be held as additional Collateral for the Obligations under the Credit Agreement (all capitalized terms in this sentence not otherwise defined in this Agreement shall have the meanings provided in the Credit Agreement); PROVIDED that, pursuant to pursuant to Section 11.4(b) of that certain Security Agreement, dated as of May 18, 2004, among the Company, the Guarantors party thereto and UBS AG, Stamford Branch, as Collateral Agent, the Company shall (and shall cause its subsidiaries and affiliates to) request the Collateral Agent to (and take other actions reasonably requested by CHS to cause the Collateral Agent to) return to CHS upon the end of the Restricted Period any amount so turned over; PROVIDED further that any amount turned over to the Collateral Agent and not returned to CHS upon the end of the applicable Restricted Period pursuant to the preceding proviso shall be deemed to have accrued and not been paid by the Company, and the Company shall pay CHS such unreturned amounts within 2 days after CHS's written request. Upon a termination of this Agreement in accordance with SECTION 5 hereof which does not occur on the last day of a month, a pro rated monthly fee shall be paid based upon the number of days elapsed in the partial month prior to termination.

       (b) PURCHASE. As compensation for services rendered by CHS to Parent in connection with the identification and negotiation of the Plan and Agreement of Merger, dated as of December 31, 2003, by and among Parent, the Company and GEO Sub Corp. (the "MERGER AGREEMENT"), the structuring of the transactions contemplated by the Merger Agreement and the financing of such transactions (the "PURCHASE"), Holdings agrees to pay $5,000,000.00 to CHS on the date hereof.

       (c) FUTURE PURCHASES. When and as Code Hennessy & Simmons IV LP or any of its affiliates purchase equity securities of Parent, Parent will pay to CHS a fee equal to 5.0% of the gross purchase price of such securities as compensation for services rendered by CHS to Parent in connection with the consummation of the transaction or other activity giving rise to such purchase.

4. EXPENSE REIMBURSEMENT. Parent and the Company, as applicable, shall promptly reimburse CHS for such reasonable travel expenses and other out of pocket fees and expenses as may be incurred by CHS, its partners and employees in connection with the

       Purchase and future acquisitions, and in connection with the rendering of services hereunder.

5. TERM. This Agreement shall be in effect for an initial term of seven years commencing on the date hereof, and shall be automatically renewed thereafter on a year-to-year basis unless one party gives 30 days' prior written notice of its desire to terminate this Agreement; provided, however, that this Agreement shall terminate on a Sale of the Company (as defined in the Stockholders Agreement, dated as of the date hereof, by and among Parent, Code Hennessy & Simmons IV LP and Parent's other stockholders). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect Parent's or the Company's obligations with respect to the fees, costs and expenses incurred by CHS in rendering services hereunder and not reimbursed by Parent or the Company as of the effective date of such termination.

6. INDEMNIFICATION. Parent and the Company agree, jointly and severally, to indemnify and hold harmless CHS, its officers and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

7. CHS AN INDEPENDENT CONTRACTOR. CHS, Parent and the Company agree that CHS shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither CHS nor its partners or employees shall be considered employees or agents of Parent or the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind Parent or the Company, except as expressly agreed to in writing by Parent or the Company, respectively.

8. NOTICES. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

       If to CHS:

                  CHS Management IV LP
                  10 South Wacker Drive
                  Suite 3175
                  Chicago, IL 60606
                  Facsimile: (312) 876 3854
                  Attn: Daniel J. Hennessy and Marcus J. George

       with a copy to:

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Facsimile: (312) 861 2200
                  Attn:  Kevin R. Evanich, P.C.

       If to Parent or the Company:

                  Gundle/SLT Environmental, Inc.
                  19103 Gundle Road
                  Houston, Texas 77073
                  Facsimile: (281) 443-3399
                  Attn:  Samir T. Badawi

9. ENTIRE AGREEMENT; MODIFICATION. This Agreement (a) contains the complete and entire understanding and agreement of CHS, Parent and the Company with respect to the subject matter hereof; (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of CHS in connection with the subject matter hereof; and, (c) subject to SECTION 13 below, may not be modified except by an instrument in writing executed by CHS, Parent and the Company.

10. WAIVER OF BREACH. The waiver by a party of a breach of any provision of this Agreement by another party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

11. ASSIGNMENT. None of CHS, Parent or the Company may assign its rights or obligations under this Agreement without the express written consent of each other party.

12. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

13. THIRD PARTY BENEFICIARIES. Each of the Collateral Agent and the Administrative Agent (as each such term is defined in the Credit Agreement) and the Trustee (as such term is defined in the Indenture) shall be third party beneficiaries of the second and third sentences in
       Section 3(a) above. Any modification of such sentences shall require the consent of Collateral Agent, such Administrative Agent and such Trustee.

                                  *   *   *   *

     IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be duly executed and delivered on the date and year first above written.

                                           CHS MANAGEMENT IV LP

                                           By:  Code Hennessy & Simmons LLC
                                           Its: General Partner


                                           By:
                                              -----------------------------
                                           Name:
                                                ---------------------------
                                           Its:
                                               ----------------------------


                                           GEO HOLDINGS CORP.

                                           By:
                                              -----------------------------
                                           Name:
                                                ---------------------------
                                           Its:
                                               ----------------------------


                                           GUNDLE/SLT ENVIRONMENTAL, INC.


                                           By:
                                              -----------------------------
                                           Name:
                                                ---------------------------
                                           Its:
                                               ----------------------------

                             CROSS-REFERENCE TABLE*

TIA SECTION                                                     INDENTURE SECTION
-----------                                                     -----------------
310(a)(1)...................................................................7.10
   (a)(2)...................................................................7.10
   (a)(3)...................................................................N.A.
   (a)(4)...................................................................N.A.
   (a)(5)...................................................................7.10
   (b)......................................................................7.10
   (c)......................................................................N.A.
311(a)......................................................................7.11
   (b)......................................................................7.11
   (c)......................................................................N.A.
312(a).......................................................................2.5
   (b)......................................................................12.3
   (c)......................................................................12.3
313(a).......................................................................7.6
   (b)(1)...................................................................N.A.
   (b)(2)...............................................................7.6; 7.7
   (c)............................................................7.5; 7.6; 12.2
   (d).......................................................................7.6
314(a)................................................................12.2; 12.5
   (b)......................................................................N.A.
   (c)(1)...................................................................12.4
   (c)(2)...................................................................12.4
   (c)(3)...................................................................N.A.
   (d)......................................................................N.A.
   (e)......................................................................12.5
   (f)......................................................................N.A.
315(a)....................................................................7.1(b)
   (b).................................................................7.5; 12.2
   (c)....................................................................7.1(a)
   (d)....................................................................7.1(c)
   (e)......................................................................6.11
316(a)(last sentence)........................................................2.9
   (a)(1)(A).................................................................6.5
   (a)(1)(B).................................................................6.4
   (a)(2)...................................................................N.A.
   (b).......................................................................6.7
   (c)......................................................................2.12
317(a)(1)....................................................................6.8
   (a)(2)....................................................................6.9
   (b).......................................................................2.4
318(a)......................................................................11.1
   (c)......................................................................11.1

----------
N.A. means not applicable
*This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.